UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 18, 2012

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Mechanical Technology, Incorporated
(Exact name of registrant as specified in its charter)

New York	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(518) 218-2550

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01        Change in Registrant’s Certifying Accountant.

On June 18, 2012, the Audit Committee of the Board of Directors of Mechanical Technology, Incorporated (the Company) approved the dismissal of PricewaterhouseCoopers LLP (PwC) and engaged UHY LLP (UHY) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2012.  The report of PwC for the fiscal years ended December 31, 2011 and 2010, contained no adverse opinions, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles, except that PwC's report on the Company's financial statements for the year ended December 31, 2010 included an explanatory paragraph noting that there was substantial doubt about the Company's ability to continue as a going concern.  During the fiscal years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through June 18, 2012, there were no disagreements between the Company and PwC on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PwC would have caused it to make reference to the subject matter of the disagreement in connection with its report.  There were no reportable events as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K within the Company’s fiscal years ended December 31, 2011 and 2010 or the period from January 1, 2012 through June 18, 2012.

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated June 21, 2012, is filed as Exhibit 16 to this Form 8-K.

The Company did not consult with UHY during the fiscal years ended December 31, 2011 and 2010 and the interim period from January 1, 2012 through June 18, 2012, on any matters described in Items 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits.

16        Letter from PricewaterhouseCoopers LLP dated June 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: June 21, 2012	By:	/s/ Peng K. Lim
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16	Letter from PricewaterhouseCoopers LLP dated June 21, 2012.